                                                                    Exhibit 21.1

                                     SUBSIDIARIES
                                          OF
                                 BMC INDUSTRIES, INC.



     1.   Buckbee-Mears Europe GmbH
     2.   BMC Industries Foreign Sales Corporation
     3.   Buckbee-Mears Hungary Kft.
     4.   Vision-Ease Lens, Inc.
     5.   Vision-Ease Europe Limited
     6.   Vision-Ease Canada, Ltd.
     7.   P. T. Vision-Ease Asia, joint venture with P.T. Astron Lensindo Nusa